OppenheimerFunds, Inc.
                              2 World Trade Center
                            New York, New York 10048



                                               May 31, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Oppenheimer Senior Floating Rate Fund
           Reg. No. 333-82579
           Sec File No. 811-09373

To the Securities and Exchange Commission:

      On behalf of Oppenheimer Senior Floating Rate Fund (the "Fund") and pursuant to Rule 486 under the Securities Act of 1933, as amended, and in connection with the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 which also constitutes Amendment No. 3 to the Fund's Registration Statement under the Investment Company Act of 1940, as amended, the undersigned counsel, who prepared such Registration Statement, hereby represents to the Commission that such Registration Statement does not contain any disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 486.


                                Very truly yours,


                               /s/ Deborah A. Sullivan
                               Deborah A. Sullivan
                               Assistant Vice President and
                               Assistant Counsel


n1a\291\DSullivan opinion amend3